Exhibit 1.1

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RODIN GLOBAL PROPERTY TRUST, INC.

Up to $1,250,000,000 in Shares of Common Stock

FORM OF DEALER MANAGER AGREEMENT

This Dealer Manager Agreement (the “Agreement”) is made and entered into as of the      day of                     , 2016 between Rodin Global Property Trust, Inc., a Maryland corporation (the “Company”), Cantor Fitzgerald Investors, LLC, a Delaware limited liability company (the “Sponsor”), and Cantor Fitzgerald & Co., a New York general partnership (the “Dealer Manager”).

Whereas, on [•], 2016, the Company filed a registration statement on Form S-11 (such registration statement and any prospectus contained therein, as they may be amended, including any pre-effective amendments, post-effective amendments or other supplements to such registration statement or such prospectus after the effective date of registration, being respectively referred to herein as the “Registration Statement” and the “Prospectus,” respectively, as more fully defined below) with the Securities and Exchange Commission (the “SEC”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of an offering (the “Offering”) of up to $1,250,000,000 in any combination of Class A shares (the “Class A Shares”), Class T shares (the “Class T Shares”) and Class I shares (the “Class I Shares”) of its common stock, $0.01 par value per share (the Class A Shares, the Class T Shares and Class I Shares collectively, the “Shares”);

Whereas, the Offering is comprised of $1,000,000,000 of Shares that will be issued and sold to the public (the “Primary Offering”) and $250,000,000 of Shares that will be offered pursuant to the Company’s distribution reinvestment plan (the “DRP”) (subject to the Company’s right to reallocate such Share amounts, as described in the Prospectus);

Whereas, in connection with the Offering, the minimum initial purchase by any one person shall be $2,500 in Shares (except as otherwise indicated in the Prospectus) and at least $2,000,000 in Shares must be sold in the Offering (the “Minimum Offering”) before one year from the date of the Prospectus; and

Whereas, the Company desires to retain the Dealer Manager to use its best efforts to sell the Shares and to manage the sale by other participating broker dealers (the “Dealers”) of the Shares and Dealer Manager desires to serve as the Dealer Manager for the Company for the sale of the Shares upon the terms and conditions set forth in this Agreement and in the Registration Statement.

Now, therefore, in consideration of the terms and conditions hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the Company, the Sponsor and the Dealer Manager as follows:

1.	Representations and Warranties of the Company:

The Company represents and warrants to the Dealer Manager and the Sponsor that:

a. Registration Statement and Prospectus. The Company has filed a Registration Statement on Form S-11 (Registration Statement No. 333-[•]) and the related Prospectus with the SEC in accordance with applicable requirements of the Securities Act and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Said Registration Statement, which includes a preliminary prospectus, was initially filed with the SEC on [•], 2016. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The Registration Statement (including financial statements, exhibits and all other documents related thereto that are filed as a part thereof or incorporated therein) and Prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), are respectively referred to herein as the “Registration Statement” and the “Prospectus,” except that if the Prospectus filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the Prospectus filed pursuant to Rule 424(b). Every contract or document required by the Securities Act or Rules and Regulations to be filed as an exhibit to the Registration Statement has been and will be so filed with the SEC.

b. The Company. The Company is and will be at all times during the Offering duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

c. Compliance with the Securities Act. At the time the Registration Statement becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement and Prospectus will comply with the Securities Act and the Rules and Regulations and at the time the Registration Statement becomes effective and at the time that any post-effective amendment thereto becomes effective and during the Offering the Registration Statement and Prospectus will not contain any untrue statements of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1(c) will not apply to statements contained in or omitted from the Registration Statement or Prospectus that are made in reliance upon and in conformity with information furnished to the Company in writing by the Dealer Manager or any of the Dealers specifically for inclusion in the Registration Statement or Prospectus.

d. Use of Proceeds. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e. Absence of Further Consents and Approvals. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

f. No Order of Suspension. No order preventing or suspending the use of a Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

g. No Pending Actions. There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any Federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

h. Absence of Conflict or Default. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) any of its organizational documents, (ii) any, indenture, mortgage, deed of trust, or lease to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in the case of clause (ii) and (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Partnership.

i. Requisite Authority. The Company has all necessary power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 7 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

j. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Sponsor and the Dealer Manager, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 7 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

k. Authorization of Shares. At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any shareholder of the Company; and all action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

l. Taxes. The Company has filed all Federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due.

m. Financial Statements. The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

n. Investment Company Act. The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. Qualification as a Real Estate Investment Trust. The Company intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Company as a real estate investment trust and, to the knowledge of the Company, there currently exists no circumstance that will prevent the Company from complying with such requirements as contemplated in the Prospectus. The Company intends to operate the business of the Company so as to comply with such requirements to elect status as a real estate investment trust at such time as it so qualifies.

p. Due Diligence Materials. To the knowledge of the Company, all materials provided by the Company or any of its affiliates to the Dealer, including materials provided to the Dealer in connection with its due diligence investigation relating to the Offering, were materially accurate as of the date provided.

q. Authorized Sales Materials. Any and all supplemental sales materials, sales literature, advertising and other material as shall have been previously approved by the Company or an authorized agent of the Company in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. If at any time any event occurs which is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof.

2.	Covenants of the Company.

The Company covenants and agrees with the Dealer Manager during the full term of this Agreement that:

a. Furnishing Materials. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (i) the Prospectus in final form and every form of supplemental or amended prospectus; (ii) this Agreement; and (iii) any other Authorized Sales Materials.

b. Qualification of Shares. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

c. Effectiveness of Registration; Stop Orders. It will: (i) use its best efforts to cause the Registration Statement to become effective; (ii) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (iii) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; (iv) use its best efforts to prevent the issuance of any order by the SEC, any state regulatory authority or any other regulatory authority which suspends the effectiveness of the Registration Statement, prevents the use of the Prospectus, or otherwise prevents or suspends the Offering; and (v) if at any time the SEC, any state regulatory authority or any other regulatory authority shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time. The Company has complied and will comply with all applicable state and federal laws, rules and regulations applicable to the Offering and the sale of Shares, as well as the laws of any other applicable jurisdiction.

d. Amendments and Supplements. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3. Representations and Warranties of the Sponsor.

The Sponsor represents and warrants to the Company and the Dealer Manager that:

a. The Company. The Sponsor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Sponsor, and assuming due authorization, execution and delivery of this Agreement by the Company and the Dealer Manager, will constitute a valid and legally binding agreement of the Sponsor enforceable against the Sponsor in accordance with its terms, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 7 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

c. No Pending Actions. There are no actions, suits or proceedings pending or, to the knowledge of the Sponsor, threatened against the Sponsor at law or in equity or before or by any Federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business or property of the Sponsor and its subsidiaries, taken as a whole.

4.	Representations, Warranties and Covenants of the Dealer Manager.

The Dealer Manager represents and warrants to the Company and the Sponsor that:

a. The Company. The Dealer Manager is a general partnership duly organized, validly existing and in good standing under the laws of New York, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company and the Sponsor, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 7 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

c. Absence of Conflict or Default. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of the Dealer Manager is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Dealer Manager.

d. Broker Dealer Registration; FINRA Membership. The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and a broker or dealer duly registered as such in those states and other jurisdictions where the Dealer Manager is required to be registered in order to participate in the distribution of Shares in the Offering. Moreover, the Dealer Manager’s employees and representatives that will act under this Agreement have all required licenses and registrations to act under this Agreement.

e. Anti-Money Laundering. The Dealer Manager has, to the extent required, established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001 and will require that its Dealers establish such programs, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.

f. Disclosure. As of the date of this Agreement, the Dealer Manager has not furnished any information to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto. If, during the term of this Agreement, the Dealer Manager delivers any information to the Company in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, then any such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5.	Appointment, Obligations and Compensation of Dealer Manager.

a. Appointment of Dealer Manager; Best Efforts. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA, or registered investment advisers or bank trust departments who are paid no commission or as otherwise described in the Prospectus. The Dealer Manager may not sell Shares for cash directly to its own clients and customers except to institutional investors approved by the Company at the public offering price or customers of registered investment advisers or bank trust departments, subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2090, 2111, 2310, 5110 and 5141, and Rules 2420 and 2440 of the NASD Conduct Rules (or any such rule’s successor FINRA Rule).

b. Commencement of Sales; Termination. Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c. Suitability. The Dealer Manager, in its agreements with Dealers, shall require that each Dealer offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Dealers, will require that each Dealer comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, applicable FINRA rules and the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., effective May 7, 2007, as amended (the “NASAA REIT Guidelines”).

d. Offering Price. The Dealer Manager and all Dealers will offer and sell the Shares for cash at the offering price set forth in the Prospectus, subject to volume discounts and other discounts for Shares described in the “Plan of Distribution” section of the Prospectus and except as otherwise provided in the DRP.

e. Commissions, Fees, and Expense Reimbursements. Subject to volume discounts and other discounts for Shares and special circumstances described in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Dealer Manager will be paid (i) with respect to the Class A Shares, a selling commission in the amount of six percent (6.0%) of the gross proceeds of the Class A Shares sold in the Primary Offering, plus a dealer manager fee in the amount of three percent (3.0%) of the gross proceeds of the Class A Shares sold in the Primary Offering, (ii) with respect to the Class T Shares, a selling commission in the amount of three percent (3.0%) of the gross proceeds of the Class T Shares sold in the Primary Offering, plus a dealer manager fee equal to three percent (3.0%) of the gross proceeds of the Class T Shares sold in the Primary Offering and (iii) with respect to the Class I Shares, a dealer manager fee equal to one and a half percent (1.5%) of the gross proceeds of the Class I Shares. No selling commission will be paid for sales of any Class I Shares. With respect to the Class A Shares, the Sponsor shall pay a portion of the selling commission payable to the Dealer Manager in an amount equal to one percent (1.0%) of the gross proceeds of the Class A Shares sold in the Primary Offering and the dealer manager fee payable to the Dealer Manager in an amount equal to three percent (3.0%) of the gross proceeds of the Class A Shares sold in the Primary Offering. The Company shall, subject to the volume discounts and other discounts for Class A Shares and special circumstances described in the “Plan of Distribution” section of the Prospectus, pay the balance of the selling commission in an amount equal to up to three percent (3.0%) of the gross proceeds of the Class A Shares sold in the Primary Offering. If the total selling commission payable to the Dealer Manager with respect to a sale of Class A Shares is equal to or less than one percent (1.0%), due to volume or other discounts described in Section 5(f) of this Agreement, the Sponsor shall pay the entire selling commission payable to the Dealer Manager with respect to such sale. With respect to the Class T Shares, the Sponsor shall pay a portion of the selling commission payable to the Dealer Manager in an amount equal to one percent (1.0%) of the gross proceeds of the Class T Shares sold in the Primary Offering and the dealer manager fee payable to the Dealer Manager in an amount equal to three percent (3.0%) of the gross proceeds of the Class T Shares sold in the Primary Offering. The Company shall, subject to the volume discounts and other discounts for Class T Shares and special circumstances described in the “Plan of Distribution” section of the Prospectus, pay the balance of the selling commission in an amount equal to up to two percent (2.0%) of the gross proceeds of the Class T Shares sold in the Primary Offering. If the total selling commission payable to the Dealer Manager with respect to a sale of Class T Shares is equal to or less than one percent (1.0%), due to volume or other discounts described in Section 5(f) of this Agreement, the Sponsor shall pay the entire selling commission payable to the Dealer Manager with respect to such sale. With respect to the Class I Shares, the Sponsor shall pay the dealer manager fee in an amount equal to one and a half percent (1.5%) of the gross proceeds of the Class I Shares sold in the Primary Offering.

In addition, with respect to each Class T Share, the Company agrees that it will pay to the Dealer Manager a distribution fee (the “Distribution Fee”), which accrues daily and is calculated on outstanding Class T Shares issued in the Primary Offering in an amount equal to one percent (1.0%) per annum of (i) the current gross offering price per Class T Share in the Primary Offering, or (ii) if the Company is no longer offering primary shares in a public offering, the most recently published per share NAV of Class T Shares, if any has been disclosed. In the event the offering price or the most recently published per share NAV of Class T Shares changes, the Distribution Fee will change immediately with respect to all outstanding Class T Shares, and will be calculated based on the new gross offering price or per share NAV, without regard to the actual price at which a particular Class T Share was issued. The Company will pay the Distribution Fee to the Dealer Manager monthly in arrears on a continuous basis from year to year. The Dealer Manager will cease receiving Distribution Fees with respect to each Class T Share, including any Class T Shares issued pursuant to the DRP, upon the earliest to occur of the following: (i) a listing of the Company’s common shares on a national securities exchange, (ii) such Class T Share no longer being outstanding, (iii) the Dealer Manager’s determination that total underwriting compensation from all sources, including dealer manager fees, selling commissions, Distribution Fees and any other amounts paid to participating Dealers that would be deemed underwriting compensation pursuant to FINRA Rule 2310, with respect to all Class A Shares, Class T Shares and Class I Shares would be in excess of 10% of the gross proceeds of the primary portion of the Offering; or (iv) the end of the month in which total underwriting compensation, including dealer manager fees, sales commissions, and Distribution Fees with respect to the Class T Shares held by a stockholder within his or her particular account would be in excess of 10% of the total gross investment amount at the time of purchase of the primary Class T Shares held in such account.

The Dealer Manager may, in its sole discretion, reallow or advance all or a portion of the selling commissions, the dealer manager fees and the Distribution Fee to the Dealers who sold the Shares giving rise to such commissions and fees to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Dealer who sold the Class T Shares giving rise to the Distribution Fees is no longer the broker dealer of record with respect to such Class T Shares, then such Dealer’s entitlement to the Distribution Fees related to such Class T Shares shall cease, and the Dealer shall not receive the Distribution Fees for any portion of the month in which the Dealer is not the broker dealer of record on the last day of the month; provided, however, if the change in the broker dealer of record with respect to such Class T Shares is made in connection with a change in the registration of record for such Class T Shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Distribution Fees related to such Class T Shares for the portion of the month for which the Dealer was the broker dealer of record. Thereafter, such Distribution Fees may be reallowed by the Dealer Manager in its sole discretion to the then-current broker dealer of record of the Class T Shares if any such broker dealer of record has been designated (the “Servicing Broker Dealer”); provided, that, such reallowance shall only be paid to the extent such Servicing Broker Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (the “Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Broker Dealer provides for such reallowance. The Dealer Manager may pay to such Dealers and Servicing Broker Dealers up to 100% of the aggregate Distribution Fees payable by the Company to the Dealer Manager. The Company will not pay the Dealer Manager a Distribution Fee with respect to Class A Shares or Class I Shares.

The Company shall directly pay or reimburse the Dealer Manager as provided in the Prospectus for certain reasonable costs and expenses incident to the Offering if, when added to all of the other underwriting compensation being paid in connection with the Offering, such expenses would not cause total underwriting compensation to exceed 10.0% of the gross proceeds of the Primary Offering as of the termination of the Offering, as required by the rules of FINRA. These expenses may include, without limitation, reasonable travel and lodging expenses related to wholesaling activities, legal expenses, salaries and bonuses of certain employees of the Dealer Manager while participating in this offering and permissible forms of non-cash compensation pursuant to FINRA Rule 2310(c) paid to the Dealer Manager’s registered representatives. Any expenses reimbursed pursuant to this Section 5(e) will be reimbursed to the Dealer Manager within thirty (30) days of the Dealer Manager’s presentation of a detailed and itemized invoice or receipt or such other documentation as the Company may deem acceptable for such expenses to the Company.

The terms of any reallowance of selling commissions, dealer manager fees, and Distribution Fees shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Broker Dealers, as applicable. Notwithstanding the foregoing, no selling commissions, Distribution Fees, or amounts whatsoever will be paid to the Dealer Manager under this Section 5(e) unless or until completion of the Minimum Offering. Until the Minimum Offering is reached, proceeds from the sale of Shares will be held in escrow and, if the Minimum Offering is not reached, will be returned to the investors in accordance with the terms of the Prospectus. Further, no selling commissions, Distribution Fees, dealer manager fees, or other amounts will be paid to the Dealer Manager under this provision unless or until subscriptions for the purchase of Shares have been accepted by the Company. The Company and the Sponsor will not be liable or responsible to any Dealer or Servicing Broker Dealer for direct payment of selling commissions, Distribution Fees or any reallowance of the dealer manager fees to such Dealer or Servicing Broker Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of selling commissions, Distribution Fees or any reallowance of the dealer manager fees and to Dealers and Servicing Broker Dealers. The Dealer Manager shall not be obligated to pay selling commissions, Distribution Fees or any reallowance of the dealer manager fees to Dealers and Servicing Broker Dealers until such time as the Dealer Manager is in receipt of such amounts from the Company or the Sponsor, as applicable.

f. Volume and Other Discounts. Notwithstanding the foregoing, Class I Shares may be sold to (i) officers, including executive officers and directors of the Company and their immediate family members, (ii) officers and employees of the Sponsor, the Company’s advisor or other affiliates and their immediate family members, and (iii) investors identified by the Company as described in the Prospectus, including investors who have a prior business relationship with the Sponsor, such as real estate brokers, joint venture partners and their employees, company executives, surveyors, attorneys and similar individuals, and others to the extent consistent with applicable laws and regulations, at the then current offering price per Class I Share net of dealer manager fees, as provided in the “Plan of Distribution” section of the Prospectus. In addition, as provided in the “Plan of Distribution” section of the Prospectus, Dealers, including their retirement plans, their representatives and their immediate family members, IRAs and qualified plans of their representatives, may purchase Class I Shares at a price net of the selling commissions otherwise payable with respect to such Shares. In addition, volume discounts will be available to investors who purchase in a single transaction more than (i) $500,000 of Class A Shares, or (ii) $1,000,000 of Class T Shares, in the primary offering, which will reduce the selling commission and purchase price per Share, pursuant to the volume discount table and related terms set forth in the “Plan of Distribution” section of the Prospectus.

g. Permissible Materials. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus (as it may be supplemented or amended from time-to-time) and Authorized Sales Materials.

h. Offering Jurisdictions. The Dealer Manager and the Dealers shall cause Shares to be offered and sold only in such jurisdictions where the Dealer Manager and the respective Dealer are licensed to do so. In addition, the Dealer Manager shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company where the offering and sale of its Shares have been authorized by appropriate regulatory authorities and such list of jurisdictions shall be updated by the Company as additional states are added.

i. Escrow Agreement. The Dealer Manager agrees to be bound by the terms of the Escrow Agreement executed as of [                    ], 2016, by UMB Bank, N.A., as Escrow Agent, the Dealer Manager and the Company.

j. Submission of Orders. The Dealer Manager, in its agreements with Dealers, shall require each Dealer to:

(i) except as set forth below, instruct those persons who purchase Shares to make their checks payable to or wire transfer directed to “UMB Bank, N.A., as Escrow Agent for Rodin Global Property Trust, Inc.”;

(ii) after the Company meets the Minimum Offering requirement of $2,000,000, instruct subscribers to make their checks payable to or to send wire transfers for the account of “Rodin Global Property Trust, Inc.;”

(iii) return any check not conforming to the foregoing instructions directly to such subscriber not later than the end of the next business day following its receipt; provided that checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit in accordance with the procedures in paragraphs (iv) through (vi) below;

(iv) where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are initially received from subscribers, transmit checks by the end of the next business day following receipt of the subscription documents and the check by the Dealer to the escrow agent or, after the Minimum Offering has been achieved, to the Company or to such other account or agent as directed by the Company;

(v) where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), transmit subscription documents and checks to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer. The Final Review Office will transmit such subscription documents and checks by the end of the next business day following receipt by the Final Review Office to the escrow agent or, after the Minimum Offering has been achieved, to the Company or to such other account or agent as directed by the Company; and

(vi) deliver checks and completed subscription documents required to be sent to the escrow agent pursuant to this Section 5(j) via overnight courier to UMB Bank, N.A., as Escrow Agent for Rodin Global Property Trust, Inc., Attention: [•].

k. Payment. Except as otherwise provided herein, the selling commissions and dealer manager fees specified in Section 5(e) of this Agreement for the sale of any Shares shall be payable in cash by the Company no later than seven (7) days after the investor subscribing for the Shares is admitted as a stockholder of the Company. Notwithstanding anything to the contrary contained herein, in the event that the Company pays any selling commissions or fees to the Dealer Manager for a sale of one or more Shares and the subscription is subsequently rescinded as to one or more of the Shares covered by such subscription, the Company shall decrease the next payment of commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the selling commissions or fees paid to the Dealer Manager for the sale of the Shares as to which the subscription is rescinded. In the event that no payment of selling commissions or other compensation is due to the Dealer Manager after such rescinded subscription occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within seven (7) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions. Notwithstanding the foregoing, no selling commissions, dealer manager fees, Distribution Fees or amounts whatsoever will be paid to the Dealer Manager pursuant to this Agreement unless or until the Minimum Offering has been reached and funds held in escrow have been released. If the Minimum Offering is not reached within the time period specified in the Escrow Agreement, investments will be promptly returned to investors in accordance with the Prospectus.

6.	Issuance of Confirmations to Purchasers.

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

7.	Indemnification.

a. The Company shall indemnify and hold harmless the Dealer Manager, its officers, directors, owners, managers, members, partners, employees, agents, attorneys and accountants, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act (collectively, the “Dealer Manager Indemnified Persons”) and each Dealer, its officers, directors, owners, managers, members, partners, employees, agents, attorneys and accountants, and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act (collectively, the “Dealer Indemnified Persons” and, together with the Dealer Manager Indemnified Persons, the “Broker Dealer Indemnified Persons”) from and against any losses, claims, damages, expenses or liabilities, joint or several, to which such Broker Dealer Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (a) a breach or alleged breach by the Company of any of its representations, warranties or covenants in this Agreement; (b) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); (c) the omission or alleged omission to state in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (d) any verbal or written representation made by the Company, its representatives or agents in violation of the Securities Act or any other applicable federal or state securities law. The Company shall reimburse each Broker Dealer Indemnified Person for any legal or other expenses reasonably incurred by such Broker Dealer Indemnified Person in connection with investigating or defending such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company shall not be liable: (x) to any Dealer Manager Indemnified Person in any such case (1) to the extent that any such loss, claim, damage, expense or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, the Prospectus or any such amendment thereof or supplement thereto, any Authorized Sales Materials or any such Blue Sky Application or (2) it is determined that the loss, claim, damage, expense, liability or action results directly and primarily from the willful misconduct, fraudulent act or gross negligence of the Dealer Manager; or (y) to any Dealer Indemnified Person in any such case (1) to the extent that any such loss, claim, damage, expense or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof, the Prospectus or any such amendment thereof or supplement thereto, any Authorized Sales Materials or any such Blue Sky Application or (2) it is determined that the loss, claim, damage, expense, liability or action results from the willful misconduct, fraudulent act or gross negligence of the Dealer. This indemnity agreement will be in addition to any liability which the Company may otherwise have. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA REIT Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or Federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

b. The Dealer Manager shall indemnify and hold harmless the Company, each officer and director of the Company, the Company’s employees, agents, attorneys and accountants, and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Persons”), from and against any losses, claims, damages, expenses or liabilities to which any of the Company Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (a) a breach or alleged breach by the Dealer Manager of any of its representations, warranties or covenants in this Agreement; (b) any untrue statement of a material fact contained in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any Blue Sky Application, or (c) the omission to state in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, in each such case under clauses (b) or (c) hereof to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, the Prospectus or any such amendment thereof or supplement thereto, any Authorized Sales Materials or any such Blue Sky Application and shall reimburse each Company Indemnified Person for any legal or other expenses reasonably incurred by such Company Indemnified Person in connection with investigating or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have. Notwithstanding anything to the contrary contained herein, in no event shall the Dealer Manager be required or obliged to contribute or provide indemnification in excess of the net proceeds from the sale of the Shares in the Offering that have been actually received and retained by the Dealer Manager.

c. Each Dealer severally shall indemnify and hold harmless the Company, the Dealer Manager, the Sponsor and each of their respective directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their respective officers who has signed the Registration Statement, each of their respective managers, members, partners, employees, agents, attorneys and accountants, and each person, if any, who controls the Company, the Dealer Manager, or the Sponsor within the meaning of Section 15 of the Securities Act (collectively, the “Sponsor Indemnified Persons”) from and against any losses, claims, damages, expenses or liabilities to which the Sponsor Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon: (a) a breach or alleged breach by the Dealer of any of its representations, warranties or covenants in the Selected Dealer Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any Blue Sky Application, or (c) the omission to state in (i) the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto, (ii) the Prospectus or any amendment or supplement to the Prospectus, (iii) any Authorized Sales Materials or (iv) any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, in each such case under clauses (b) or (c) hereof to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendment thereof, the Prospectus or any such amendment thereof or supplement thereto, any Authorized Sales Materials or any such Blue Sky Application, or (c) any failure to deliver to any investor the Prospectus and all supplements thereto and any amended prospectus, or (d) any use by the Dealer its employees, representatives or agents of sales materials in connection with the Offering other than Authorized Sales Materials, (e) any verbal or written representation made by the Dealer, its employees, representatives or agents in violation of the Securities Act or any other applicable federal or state securities law, (f) any sale in violation of or failure by Dealer to perform its obligations as set forth in Section IX of the Selected Dealer Agreement, or (g) any failure to comply with applicable rules of FINRA, federal or state securities laws or the rules and regulations promulgated thereunder, the NASAA REIT Guidelines, or any other state or federal laws and regulations applicable to the Offering or the activities of the Dealer in connection with the Offering, and will reimburse each Sponsor Indemnified Person for any legal or other expenses reasonably incurred by such Sponsor Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

d. Promptly after receipt by a person to whom the rights to indemnification provided for in Sections 7(a), (b) and (c) of this Agreement would by their terms be available (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) under this Section 7 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Company, the Dealer Manager or the Dealers, to the extent any of them is an indemnifying party with respect to an Indemnified Party (each to such extent, an “Indemnifying Party”) under this Section 7, notify in writing the Indemnifying Party of the commencement thereof; the omission so to notify the Indemnifying Party will relieve it from liability under this Section 7 only in the event and to the extent the failure to provide such notice actually and materially and adversely affects the ability to defend such action. In case any such action is brought against any Indemnified Party, and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such Indemnifying Party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses (subject to paragraph (e) of this Section 7) incurred by such Indemnified Party in defending itself, except for such expenses incurred after the Indemnifying Party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such Indemnifying Party shall not be liable to any such Indemnified Party and shall not be required to contribute or provide indemnification on account of any settlement of any claim or action effected without the consent of such Indemnifying Party; provided, that, if an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel pursuant to Section 7(e), any such Indemnifying Party shall be liable for any settlement of any claim or action effected without its written consent if (1) such settlement is entered into more than forty-five (45) days after receipt by such Indemnifying Party of the aforesaid request, (2) such Indemnifying Party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (3) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement.

e. The Indemnifying Party shall pay all legal fees and expenses of the Indemnified Party in the defense of such claims or actions; provided, however, that the Indemnifying Party shall not be obliged to pay legal expenses and fees to more than one law firm (as well as local counsel) in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the Indemnifying Party shall only be obliged to reimburse the expenses and fees of the one law firm (as well as local counsel) that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the Indemnifying Party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

g. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Indemnifying Parties, the Indemnifying Parties will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by any Indemnified Party from persons other than the Indemnifying Parties, such as persons who control the Indemnified Party within the meaning of the Securities Act and officers and directors of the Indemnified Party, who also may be liable for contribution) to which the Indemnifying Parties may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Indemnifying Parties on the one hand and the Indemnified Parties on the other hand. The relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) that have been actually received and retained by such parties. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Indemnified Parties, on the one hand, and the Indemnifying Parties, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnified Parties or the Indemnifying Parties, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Dealer Manager and the Dealers agree that it would not be just and equitable if contributions pursuant to this Section 7(g) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an Indemnified Party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 7(g) shall be deemed to include, for the purpose of this Section 7(g), any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim to the extent consistent with this Section 7. Notwithstanding the foregoing provisions of this Section 7(g), the Dealer Manager shall not be required to contribute any amount in excess of the net proceeds from the sale of the Shares in the Offering that have been actually received and retained by the Dealer Manager pursuant to this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(g), any person who controls a party to this Agreement within the meaning of the Securities Act, and any respective officers, directors, owners, managers, members, partners, employees, agents, attorneys and accountants of a party to this Agreement, will have the same rights to contribution as that party, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(g), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(g) except to the extent that the failure to so notify such other party actually and materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 7(d) or Section 7(f) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 7(d) or Section 7(f) hereof.

h. The indemnity agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (1) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (2) delivery of any Shares and payment therefor, and (3) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 7.

8.	Survival of Provisions.

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

9.	Applicable Law; Venue.

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided, however, that causes of action for violations of Federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.

10.	Severability.

If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

11.	Delay Not a Waiver.

Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

12.	Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

13.	Third-Party Beneficiaries; Successors; and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company and the Sponsor and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Section 7 hereof.

b.	This Agreement may be amended by the written agreement of the Dealer Manager, the Sponsor and the Company.

14.	Term and Termination.

In any case, if not sooner terminated, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any material provision of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with and such failure to comply is not cured within ten (10) days after the date of such occurrence or (b) on 60 days’ written notice. In any event, this Agreement shall be deemed suspended during any period for which the Dealer Manager’s license or registration to act as a broker dealer shall be revoked or suspended by any federal, self-regulatory or state agency.

In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate escrow account or, if the Minimum Offering has been reached, into such other account as the Company may designate; and (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents required to be retained by the Dealer Manager pursuant to (i) Federal and state securities laws and the rules and regulations thereunder, (ii) the applicable rules of FINRA and (iii) the NASAA REIT Guidelines, but shall keep all such information confidential; provided, that, nothing contained in this Agreement shall prevent the Dealer Manager from disclosing any such information to any regulatory authority asserting jurisdiction over the Dealer Manager. The Dealer Manager shall use its reasonable best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 5 of this Agreement, including but not limited to any Distribution Fees, pursuant to the requirements of that Section 5 at such times as such amounts become payable pursuant to the terms of such Section 5 without acceleration; provided, however, that if the Minimum Offering is not reached prior to such expiration or termination, the Company shall not pay any such compensation and reimbursements to the Dealer Manager.

15.	Definitions.

Any terms used but not defined herein shall have the meanings given to them in the Prospectus.

16.	Notices.

All notices, approvals, requests, and authorizations that are required hereunder to be in writing shall be duly given and deemed to be delivered when delivered in person, by courier, or by over-night delivery service, or deposited in the United States mail, properly addressed and stamped with the required postage, to the intended recipient, as set forth below.

To the Dealer Manager:	Cantor Fitzgerald & Co. 110 E. 59th Street New York, NY 10022 Attn: [●]

To the Company:	Rodin Global Property Trust, Inc. 110 E. 59th Street New York, NY 10022 Attn: [●]

With a copy to: Judith D. Fryer Greenberg Traurig, LLP 200 Park Avenue New York City, New York 10166

To the Sponsor:	Cantor Fitzgerald Investors, LLC 110 E. 59th Street New York, NY 10022 Attn: [●] With a copy to: Judith D. Fryer Greenberg Traurig, LLP 200 Park Avenue New York City, New York 10166

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Dealer Manager Agreement as of the day and year set forth above.

COMPANY:
RODIN GLOBAL PROPERTY TRUST, INC.

By:

DEALER MANAGER:
CANTOR FITZGERALD & CO.

By:

SPONSOR:
CANTOR FITZGERALD INVESTORS, LLC

By:

By: